UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2006

Alltel Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4996                               34-0868285
(Commission File Number) (IRS Employer Identification No.)

One Allied Drive, Little Rock, Arkansas 72202
(Address of Principal Executive Offices, Including Zip Code)

(501) 905-8000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 1, 2006, Alltel Corporation (the “Company”) issued a press release revising previously released GAAP financial information for discontinued operations for the Company’s fiscal quarter ended September 30, 2006. The revisions to the GAAP financial information, which are related to the Company’s accounting for the disposition and merger of its wireline business, primarily impact GAAP net income and GAAP earnings per share. The text of this press release is furnished herewith as Exhibit 99.1.

In connection with the above-referenced press release, the Company also is furnishing herewith as Exhibit 99.2 revised financial tables and quarterly supplemental unaudited financial information that reflect the change in accounting treatment for the wireline disposition. The financial tables and quarterly supplemental information furnished herewith are highlighted to show the changes from the previously released tables and information

Item 9.01 - Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated November 1, 2006 of Alltel

Exhibit 99.2	Supplemental Quarterly Financial Information from Current Business of Alltel for the nine months ended September 30, 2006 and for the year ended December 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By: /s/   Sharilyn S. Gasaway
Name: Sharilyn S. Gasaway
Title: Executive Vice President -
Chief Financial Officer

Dated: November 1, 2006

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EXHIBIT INDEX

Exhibit No.                     Description

Exhibit 99.1                    Press Release dated November 1, 2006 of Alltel

Exhibit 99.2	Supplemental Quarterly Financial Information from Current Businesses of Alltel for the nine months ended September 30, 2006 and for the year ended December 31, 2005

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